Exhibit 99.1

FOR IMMEDIATE RELEASE

Rice Midstream Partners Reports Fourth Quarter and Full-Year 2016 Financial and Operating Results

CANONSBURG, Pa. - February 22, 2017 /PRNewswire/ - Rice Midstream Partners LP (NYSE: RMP) (“RMP” or the “Partnership”) today reported fourth quarter and full-year 2016 financial and operating results. Highlights to date include:

•	Fourth quarter average daily throughput of 1,203 MDth/d

•	2016 average daily throughput of 983 MDth/d, 3% above guidance

•	Net income of $34.3 million and $121.6 million for the fourth quarter and full year, respectively

•	Fourth quarter Adjusted EBITDA(1) of $46.2 million driven by accelerated Rice Energy (NYSE: RICE) water volumes

•	2016 Adjusted EBITDA(1) of $158.4 million, 6% above the high end of guidance

•	Distributable cash flow (“DCF”)(1) of $41.9 million and $143.2 million for the fourth quarter and full year, respectively

•	DCF coverage ratio(1) of 1.58x and 1.70x for the fourth quarter and full-year, respectively

•	Raised fourth quarter distribution to $0.2505 per common unit, an increase of 27% over the prior year quarter and 6% relative to third quarter 2016

•	2016 expansion capital of $104 million, 23% below guidance resulting from a combination of projects under budget and shifted into 2017

•	Acquired Vantage Energy’s midstream assets for $600 million including an acreage dedication covering 85,000 core dry gas Marcellus acres in Greene County, Pennsylvania

•	Exited the quarter with strong liquidity of $682 million and leverage of 1.1x net debt to 2016 Adjusted EBITDA(1)

Commenting on the results, Daniel J. Rice IV, Chief Executive Officer, said, “We delivered another outstanding quarter of meeting or exceeding expectations, as our sponsor’s reliable production growth has allowed Rice Midstream Partners to spend its capital effectively and grow distributions at top-tier rates while maintaining ample coverage. Additionally, the acquisition of Vantage Energy provides a longer, more visible runway for our talented team to execute and deliver top-tier distribution growth at healthy coverage levels.”

1.	Please see “Supplemental Non-GAAP Financial Measures” for a description of Adjusted EBITDA, distributable cash flow , DCF coverage ratio and related reconciliations to comparable GAAP financial measures.

Fourth Quarter 2016 Financial Results

For the three months ended December 31, 2016, gathering volumes averaged 1,203 MDth/d, a 71% increase over the prior year quarter and a 26% increase relative to third quarter 2016, with 24% attributable to third-party volumes. Compression volumes averaged 825 MDth/d, a 778% increase over the prior year quarter and an 11% increase relative to third quarter 2016, with 36% attributable to third-party volumes. Fresh water delivery volumes were 321 MMgal, or an average of 3.5 MMgal/d, a 59% increase relative to the prior year quarter and a 138% increase relative to third quarter 2016.

Operating revenues were $59.5 million, comprised of $41.8 million in revenues from our gathering and compression segment and $17.7 million in revenues from our water services segment. Operation and maintenance expense totaled $7.3 million, including $2.9 million for gathering and compression and $4.4 million for water services. Net income was $34.3 million, or $0.33 per limited partner unit. Adjusted EBITDA(1) was $46.2 million and, after giving effect to $2.8 million of estimated maintenance capital expenditures and cash interest expense of $1.6 million, DCF(1) was $41.9 million, resulting in a DCF coverage ratio of 1.58x.

We invested approximately $22 million of net expansion capital, excluding acquisitions, including $17 million to develop gas gathering and compression assets and $5 million to develop our water services assets.

1.	Please see “Supplemental Non-GAAP Financial Measures” for a description of Adjusted EBITDA, distributable cash flow and related reconciliations to comparable GAAP financial measures.

Full-Year 2016 Financial Results

For the year ended December 31, 2016, gathering volumes averaged 983 MDth/d, a 52% increase over the the prior year, with 27% attributable to third-party volumes. Compression volumes averaged 572 MDth/d, a 794% increase relative to the prior year, with 43% attributable to third-party volumes. Fresh water delivery volumes were 1,253 MMgal, or an average of 3.4 MMgal/d, with 11% attributable to third-party volumes.

Operating revenues were $201.6 million, comprised of $132.1 million in revenues from our gathering and compression segment and $69.5 million in revenues from our water services segment. Operation and maintenance expense totaled $24.6 million, including $8.0 million for gathering and compression and $16.6 million for water services. Net income was $121.6 million, or $1.46 per limited partner unit. Adjusted EBITDA(1) was $158.4 million and, after giving effect to $11.2 million of estimated maintenance capital expenditures and cash interest expense of $3.9 million, DCF(1) was $143.2 million, resulting in a DCF coverage ratio of 1.70x.

We invested approximately $104 million of net expansion capital, excluding acquisitions, including $99 million to develop gas gathering and compression assets and $5 million to develop our water services assets.

	Average Daily Throughput (MDth/d)
	Three Months Ended	Year Ended
	December 31, 2016	December 31, 2016
Gathering Assets
Affiliate	910	714
Third-party	293	269

Total	1,203	983

% Third-party	24%	27%

	Average Daily Compression Volumes (MDth/d)
	Three Months Ended	Year Ended
	December 31, 2016	December 31, 2016
Compression Assets
Affiliate	531	327
Third-party	294	245

Total	825	572

% Third-party	36%	43%

	Average Water Volumes (MMGal)
	Three Months Ended	Year Ended
	December 31, 2016	December 31, 2016
Water Services Assets
Pennsylvania Water	149	521
Ohio Water	172	732

Total	321	1,253

% Third-party	—%	11%

On October 19, 2016, concurrent with Rice Energy’s acquisition of Vantage Energy, we purchased entities owning the Vantage Energy midstream assets from Rice Energy for $600 million. The assets are located in Greene County, Pennsylvania and include 30 miles of dry gas gathering and compression assets. In connection with the acquisition, Rice Energy dedicated the acquired 85,000 net acres to RMP to provide gas gathering, compression and freshwater distribution services.

1.	Please see “Supplemental Non-GAAP Financial Measures” for a description of Adjusted EBITDA, distributable cash flow and related reconciliations to comparable GAAP financial measures.

Financial Position and Liquidity

As of December 31, 2016, we had $660 million of availability on our revolving credit facility and $22 million of cash on hand, resulting in $682 million of total liquidity to fund our 2017 capital budget. We exited the year with a low leverage of 1.1x net debt to 2016 Adjusted EBITDA(1).

1.	Please see “Supplemental Non-GAAP Financial Measures” for a description of Adjusted EBITDA and related reconciliations to comparable GAAP financial measures.

Quarterly Cash Distribution

On January 20, 2017, we declared a quarterly distribution of $0.2505 per unit for the fourth quarter 2016, an increase of $0.0135 per unit relative to third quarter 2016. The distribution was payable on February 16, 2017 to unitholders of record as of February 7, 2017.

Conference Call

RMP will host a conference call on February 23, 2017 at 11:00 a.m. Eastern time (10:00 a.m. Central time) to discuss fourth quarter and full-year 2016 financial and operating results. To listen to a live audio webcast of the conference call, please visit RMP’s website at www.ricemidstream.com. A replay of the conference call will be available following the call for two weeks and can be accessed from RMP’s homepage.

Rice Energy will host a conference call on February 23, 2017 at 10:00 a.m. Eastern time (9:00 a.m. Central time) to discuss fourth quarter and full-year quarter 2016 financial and operating results and we encourage RMP investors to listen-in. To listen to a live audio webcast of the conference call, please visit Rice Energy’s website at www.riceenergy.com. A replay of the conference call will be available for two weeks and can be accessed from Rice’s homepage.

About Rice Midstream Partners

Rice Midstream Partners LP is a fee-based, growth-oriented limited partnership formed by Rice Energy Inc. (NYSE: RICE) to own, operate, develop and acquire midstream assets in the Appalachian basin. RMP provides midstream services to Rice Energy and third-party companies through its natural gas gathering, compression and water assets in the rapidly developing dry gas cores of the Marcellus and Utica Shales.

For more information, please visit our website at www.ricemidstream.com.

Forward Looking Statements

This release includes forward-looking statements that are subject to a number of risks and uncertainties, many of which are beyond our control. All statements, other than historical facts included in this release, that address activities, events or developments that we expect or anticipate will or may occur in the future, including such things as, forecasted gathering volumes, revenues, Adjusted EBITDA, distribution growth, and distributable cash flow, the timing of completion of midstream projects, future capital expenditures (including the amount and nature thereof), business strategy and measures to implement strategy, competitive strengths, goals, expansion and growth of our business and operations, plans, market conditions, references to future success, references to intentions as to future matters and other such matters are forward-looking statements. All forward-looking statements speak only as of the date of this release. Although we believe that the plans, intentions and expectations reflected in or suggested by the forward-looking statements are reasonable, there is no assurance that these plans, intentions or expectations will be achieved. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in such statements.

We caution you that these forward-looking statements are subject to risks and uncertainties, most of which are difficult to predict and many of which are beyond our control, incident to our gathering and compression and water services businesses. These risks include, but are not limited to: commodity price volatility; inflation; environmental risks; regulatory changes; the uncertainty inherent in projecting future throughput volumes, cash flow and access to capital; and the timing of development expenditures of Rice Energy or our other customers. Information concerning these and other factors can be found in our filings with the Securities and Exchange Commission, including our Forms 10-K, 10-Q and 8-K. Consequently, all of the forward-looking statements made in this news release are qualified by these cautionary statements and there can be no assurances that the actual results or developments anticipated by us will be realized, or even if realized, that they will have the expected consequences to or effects on us, our business or operations. We have no intention, and disclaim any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

Contact:

Julie Danvers, Director of Investor Relations

(832) 708-3437

Julie.Danvers@RiceMidstream.com

Rice Midstream Partners LP

Statements of Operations

(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
(in thousands, except per unit data)	2016	2015	2016	2015
Operating revenues:
Affiliate	$46,993	$21,379	$152,260	$93,668
Third-party	12,473	7,935	49,363	20,791

Total operating revenues	59,466	29,314	201,623	114,459
Operating expenses:
Operation and maintenance expense	7,297	4,882	24,589	14,910
General and administrative expense	6,022	3,072	18,759	13,394
Incentive unit (income) expense (1)	—	(4)	—	1,044
Equity compensation expense (1)	145	1,185	2,873	4,501
Depreciation expense	7,456	5,944	25,170	16,399
Acquisition costs	52	—	125	—
Amortization of intangible assets	412	408	1,634	1,632
Other expense	1,292	51	1,531	543

Total operating expenses	22,676	15,538	74,681	52,423

Operating income (loss)	36,790	13,776	126,942	62,036
Other (expense) income	78	—	78	11
Interest expense (1)	(1,562)	(1,094)	(3,931)	(3,164)
Amortization of deferred finance costs	(1,046)	(144)	(1,479)	(576)

Income (loss) before income taxes	34,260	12,538	121,610	58,307
Income tax expense	—	(17)	—	(5,812)

Net income	$34,260	$12,521	$121,610	$52,495

Net income	$34,260	$12,521	$121,610	$52,495
Less: Pre-acquisition net income (loss) allocated to general partner	—	992	—	7,296
Less: General partner interest in net income attributable to incentive distribution rights	888	—	1,428	—

Net income attributable to limited partners	$33,372	$11,529	$120,182	$45,199

Weighted average limited partner units (in millions)
Common units (basic)	72.0	36.5	52.8	30.7
Common units (diluted)	72.2	36.7	53.1	30.8
Subordinated units (basic and diluted)	28.8	28.8	28.8	28.8
Net income attributable to RMP per limited partner unit (2)
Common units (basic)	$0.33	$0.18	$1.46	$0.76
Common units (diluted)	$0.33	$0.18	$1.45	$0.76
Subordinated units (basic and diluted)	$0.33	$0.18	$1.50	$0.76

	Three Months Ended		Year Ended
	December 31,		December 31,
(in thousands, except per unit data)	2016	2015	2016	2015
Adjusted EBITDA (3)	$46,225	$19,065	$158,353	$63,780
Distributable cash flow (4)	$41,863	$16,997	$143,222	$56,944
Quarterly distribution per unit	$0.2505	$0.1965	$0.9210	$0.7680
Distribution declared:
Limited partner units - Public	$18,416	$8,284	$56,371	$24,715
Limited partner units - GP Holdings	7,204	5,651	26,485	22,086
General Partner	888	—	1,429	—

Total distributions declared	$26,508	$13,935	$84,285	$46,801
DCF coverage ratio (5)	1.58	1.22	1.70	1.22

1.	Prior to their acquisition by us, our water assets were allocated incentive unit expense, equity compensation expense and interest expense initially recognized by Rice Energy. These non-cash charges are described in more detail in Note 9 to the consolidated financial statements in our Form 10-K.
2.	Net income per limited partner unit does not include results attributable to the water assets prior to their acquisition as these results are not attributable to our limited partners.
3.	We define Adjusted EBITDA as net income (loss) before interest expense, depreciation expense, amortization expense, non-cash equity compensation expense, amortization of deferred financing costs and other non-recurring items. Please read “Supplemental Non-GAAP Financial Measures.”
4.	We define distributable cash flow as Adjusted EBITDA less interest expense, and estimated maintenance capital expenditures. Please read Supplemental “Non-GAAP Financial Measures.”
5.	We define DCF coverage ratio as distributable cash flow divided by total distributions declared. Please read “Supplemental Non-GAAP Financial Measures.”

Rice Midstream Partners LP

Segment Results of Operations

(Unaudited)

Gathering and Compression Segment

	Three Months Ended		Year Ended
	December 31, 2016		December 31, 2016
(in thousands)	2016	2015	2016	2015
Affiliate gathering volumes (MDth/d)	910	577	714	547
Third-party gathering volumes (MDth/d)	293	126	269	100

Total gathering volumes (MDth/d)	1,203	703	983	647
Affiliate compression volumes (MDth/d)	531	9	327	33
Third-party compression volumes (MDth/d)	294	85	245	31

Total compression volumes (MDth/d)	825	94	572	64
Operating revenues:
Affiliate	$29,286	$16,434	$86,347	$61,180
Third-party	12,473	4,739	45,752	16,031

Total operating revenues	41,759	21,173	132,099	77,211
Operating expenses:
Operation and maintenance expense	2,897	2,021	7,987	6,006
General and administrative expense	4,731	2,617	15,044	9,961
Equity compensation expense	128	965	2,270	3,925
Depreciation expense	3,814	1,778	10,840	6,310
Acquisition costs	52	—	125	—
Amortization of intangible assets	412	408	1,634	1,632
Other expense	902	—	1,051	492

Total operating expenses	12,936	7,789	38,951	28,326
Operating income	$28,823	$13,384	$93,148	$48,885

Water Services Segment

	Three Months Ended		Year Ended
	December 31,		December 31,
(in thousands)	2016	2015	2016	2015
Water service volumes (MMgal)	321	202	1,253	777
Operating revenues:
Affiliate	$17,707	$4,945	$65,913	$32,488
Third-party	—	3,196	3,611	4,760

Total operating revenues	17,707	8,141	69,524	37,248
Operating expenses:
Operation and maintenance expense	4,400	2,861	16,602	8,904
General and administrative expense	1,291	455	3,714	3,433
Incentive unit (income) expense	—	(4)	—	1,044
Equity compensation expense	17	220	603	576
Depreciation expense	3,642	4,166	14,330	10,089
Other operating expense	390	51	480	51

Total operating expenses	9,740	7,749	35,729	24,097
Operating income	$7,967	$392	33,795	$13,151

Rice Midstream Partners LP

Supplemental Non-GAAP Financial Measures

(Unaudited)

Adjusted EBITDA, distributable cash flow and DCF coverage ratio are non-GAAP supplemental financial measures that management and external users of our consolidated financial statements, such as industry analysts, investors, lenders and rating agencies, may use to assess the financial performance of our assets, without regard to financing methods, capital structure or historical cost basis; our operating performance and return on capital as compared to other companies in the midstream energy sector, without regard to historical cost basis or, in the case of Adjusted EBITDA, financing or capital structure; our ability to incur and service debt and fund capital expenditures; the ability of our assets to generate sufficient cash flow to make distributions to our unitholders; and the viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities.

We define Adjusted EBITDA as net income (loss) before interest expense, depreciation expense, amortization of intangible assets, non-cash equity compensation expense, amortization of deferred financing costs and other non-recurring items. Adjusted EBITDA is not a measure of net income as determined by GAAP. We define distributable cash flow as Adjusted EBITDA less cash interest expense, and estimated maintenance capital expenditures. We define DCF coverage ratio as distributable cash flow divided by total distributions declared. Distributable cash flow does not reflect changes in working capital balances and is not a presentation made in accordance with GAAP.

We believe that the presentation of Adjusted EBITDA, distributable cash flow and DCF coverage ratio will provide useful information to investors in assessing our financial condition and results of operations. The GAAP measures most directly comparable to Adjusted EBITDA and distributable cash flow are net income and net cash provided by operating activities, respectively. Our non-GAAP financial measures of Adjusted EBITDA and distributable cash flow should not be considered as alternatives to GAAP net income or net cash provided by operating activities. Each of Adjusted EBITDA and distributable cash flow has important limitations as an analytical tool because they exclude some but not all items that affect net income and net cash provided by operating activities. You should not consider Adjusted EBITDA, distributable cash flow or DCF coverage ratio in isolation or as a substitute for analysis of our results as reported under GAAP. Because Adjusted EBITDA, distributable cash flow and DCF coverage ratio may be defined differently by other companies in our industry, our definitions of Adjusted EBITDA, distributable cash flow and DCF coverage ratio may not be comparable to similarly titled measures of other companies, thereby diminishing its utility.

	Three Months Ended	Year Ended
(in thousands)	December 31, 2016	December 31, 2016
Adjusted EBITDA reconciliation to loss from continuing operations:
Net income	$34,260	$121,610
Interest expense	1,562	3,931
Depreciation expense	7,456	25,170
Amortization of intangible assets	412	1,634
Acquisition costs	52	125
Non-cash equity compensation expense	145	2,873
Amortization of deferred financing costs	1,046	1,479
Other expense	1,292	1,531

Adjusted EBITDA	$46,225	$158,353

Adjusted EBITDA	$46,225	$158,353
Cash interest expense	(1,562)	(3,931)
Estimated maintenance capital expenditures	(2,800)	(11,200)

Distributable cash flow	$41,863	$143,222

Total distributions declared	$26,508	$84,285
DCF coverage ratio	1.58	1.70
Reconciliation of Adjusted EBITDA to Cash:
Adjusted EBITDA	$46,225	$158,353
Interest expense	(1,562)	(3,931)
Other income (expense)	(1,292)	(1,531)
Acquisition costs	(52)	(125)
Changes in operating assets and liabilities which used cash	1,295	1,350

Net cash provided by operating activities	$44,614	$154,116
Net cash used in investing activities	(623,408)	(721,087)
Net cash provided by financing activities	592,995	581,207

Net (decrease) increase in cash	14,201	14,236
Cash at the beginning of the period	7,634	7,597

Cash at the end of the period	$21,835	$21,833